                                                                   EXHIBIT 10.17

                           LOAN AND SECURITY AGREEMENT
                                 (EXIM FACILITY)

         THIS LOAN AND SECURITY AGREEMENT (EXIM FACILITY) (this "AGREEMENT") dated as of the Effective Date between SILICON VALLEY BANK, a California corporation ("BANK"), and STRASBAUGH, a California corporation and R. H. STRASBAUGH, a California corporation (jointly and severally, the "BORROWER"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         1   ACCOUNTING AND OTHER TERMS
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         Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

         2   LOAN AND TERMS OF PAYMENT
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         2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

         2.1.1 REVOLVING ADVANCES.

                   (a) AVAILABILITY. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

                   (b) TERMINATION; REPAYMENT. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

         2.1.2 [INTENTIONALLY OMITTED].

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         2.1.4 [INTENTIONALLY OMITTED].

         2.1.5 [INTENTIONALLY OMITTED].

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         2.2 OVERADVANCES. If, at any time, the Credit Extensions exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

         2.3 PAYMENT OF INTEREST ON THE CREDIT EXTENSIONS.

                   (a) INTEREST RATE.

                        (i) ADVANCES. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to 0.75 percentage points above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.

                   (b) DEFAULT RATE. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate that is otherwise applicable thereto (the "DEFAULT RATE"). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

                   (c) ADJUSTMENT TO INTEREST RATE. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

                   (d) 360-DAY YEAR. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                   (e) DEBIT OF ACCOUNTS. Bank may debit any of Borrower's deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

                   (f) PAYMENTS. Unless otherwise provided, interest is payable monthly on the first calendar day of each month. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

         2.4 FEES. Borrower shall pay to Bank:

                   (a) COMMITMENT FEE. A fully earned, non-refundable commitment fee of $37,500, on the Effective Date; and

                   (b) UNUSED REVOLVING LINE FACILITY FEE. See the "UNUSED REVOLVING LINE FACILITY FEE" set forth in the Non-Exim Agreement; and

                   (c) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

         3   CONDITIONS OF LOANS
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         3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. Bank's obligation to make the initial Advance is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

                   (a) duly executed original signatures to the Loan Documents to which it is a party;

                   (b) duly executed original signatures to the Control Agreements;

                   (c) its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of California as of a date no earlier than thirty (30) days prior to the Effective Date;

                   (d) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

                   (e) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Advance, will be terminated or released; and evidence that that certain Judgment Entered by Stipulation in favor of Comdisco, Inc. and filed in the San Luis Obispo County Superior Court (Case No. CV 000372) has been satisfied and released;

                   (f) the Perfection Certificate(s) executed by Borrower;

                   (g) the insurance policies and/or endorsements required pursuant to Section 6.5 hereof; and

                   (h) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                   (a) except as otherwise provided in Section 3.4(a), timely receipt of an executed Payment/Advance Form;

                   (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

                   (c) in Bank's sole discretion, there has not been a Material Adverse Change.

         3.3 COVENANT TO DELIVER.

         Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank's sole discretion.

         3.4 PROCEDURES FOR BORROWING.

                   (a) ADVANCES. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.

         4A.  EXIM PROVISIONS.

         4A.1 EXIM GUARANTY. Prior to the first Credit Extension hereunder, Borrower shall cause the Export Import Bank of the United States (the "Exim Bank") to guarantee the Credit Extensions made under this Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement or Fast Track Lender Agreement (collectively, the "Exim Guaranty"), and Borrower shall cause the Exim Guaranty to be in full force and effect throughout the term of this Agreement and so long as any Credit Extensions hereunder are outstanding. If, for any reason, the Exim Guaranty shall cease to be in full force and effect, or if the Exim Bank declares the Exim Guaranty void or revokes any obligations thereunder or denies liability thereunder, or if Borrower takes or permits any action that could be expected to cause, the EXIM Guarantee to not be in full force and effect, any such event shall constitute an Event of Default under this Agreement. Nothing in any confidentiality agreement in this Agreement or in any other agreement shall restrict Bank's right to make disclosures and provide information to the Exim Bank in connection with the Exim Guaranty. Bank shall have the right to take all actions required or authorized in the Exim Guaranty.

         4A.2 EXIM BORROWER AGREEMENT; COSTS. Borrower shall, concurrently execute and deliver a Borrower Agreement, in the form specified by the Exim Bank, in favor of Bank and the Exim Bank, together with any amendments thereto which are required by the Exim Bank (as so amended, the "Exim Borrower Agreement"). This Agreement is subject to all of the terms and conditions of the Exim Borrower Agreement, all of which are hereby incorporated herein by this reference. Borrower expressly agrees to perform all of the obligations and comply with all of the affirmative and negative covenants and all other terms and conditions set forth in the Exim Borrower Agreement, as though the same were expressly set forth herein. In the event of any conflict between the terms of the Exim Borrower Agreement and the other terms of this Agreement or the Non-Exim Agreement, whichever terms are more restrictive shall apply. Borrower acknowledges and agrees that it has received a copy of the Loan Authorization Agreement which is referred to in the Exim Borrower Agreement. Borrower agrees to be bound by the terms of the Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of Exim Bank. Upon the execution of the Loan Authorization Agreement by Exim Bank and Bank, it shall become an attachment to the Exim Borrower Agreement. Borrower shall reimburse Bank for all fees and all out of pocket costs and expenses incurred by Bank with respect to the Exim Guaranty and the Exim Borrower Agreement, including without limitation all facility fees and usage fees, and Bank is authorized to debit Borrower's account with Bank for such fees, costs and expenses when paid by Bank.

         4A.3 NON-EXIM AGREEMENT; CROSS-COLLATERALIZATION; CROSS-DEFAULT. Bank and the Borrower are parties to that certain Loan and Security Agreement of approximate even date herewith (as amended from time to time, the "Non-Exim Agreement"). Both this Agreement and the Non-Exim Agreement shall continue in full force and effect, and all rights and remedies under this Agreement and the Non-Exim Agreement are cumulative. The term "Obligations" as used in this Agreement and in the Non-Exim Agreement shall include without limitation the obligation to pay when due all Credit Extensions made pursuant to this Agreement (the "Exim Loans") and all interest thereon and the obligation to pay when due all Credit Extensions made pursuant to the Non-Exim Agreement (the "Non-Exim Loans") and all interest thereon. Without limiting the generality of the foregoing, all "Collateral" as defined in this Agreement and as defined in the Non-Exim Agreement shall secure all Exim Loans and all Non-Exim Loans and all interest thereon, and all other Obligations. Any Event of Default under this Agreement shall also constitute an Event of Default under the Non-Exim Agreement, and any Event of Default under the Non-Exim Agreement shall also constitute an Event of Default under this Agreement. In the event Bank assigns its rights under this Agreement and/or under any note evidencing Exim Loans and/or its rights under the Non-Exim Agreement and/or under any note evidencing Non-Exim Loans, to any third party, including without limitation the Exim Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower.

         4A.4 EXIM INSURANCE. If required by Bank, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance. In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by EXIM Bank insuring against comprehensive commercial and political risk (the "EXIM Bank Policy"). The insurance proceeds from the EXIM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this EXIM Agreement. Borrower will immediately notify Bank and EXIM Bank in writing upon submission of any claim under the EXIM Bank Policy, and thereafter Bank will not be obligated to make any further Credit Extensions to Borrower without prior approval from EXIM Bank.


         4   CREATION OF SECURITY INTEREST
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         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank's Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

         If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank's obligation to make Credit Extensions has terminated, Bank shall, at Borrower's sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

         4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

         5   REPRESENTATIONS AND WARRANTIES
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         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION, AUTHORIZATION; POWER AND AUTHORITY. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled "Perfection Certificate". Borrower represents and warrants to Bank that (a) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower's organizational identification number.

         The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower's organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower's business.

         5.2 COLLATERAL. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

         The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate (exclusive of Borrower's evaluation/demonstrative Inventory placed at customer sites from time to time). None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion. No landlord agreement will be required from the lessor of Borrower's facility at 825 Buckley Road, San Luis Obispo, CA 93401, at which Borrower's Inventory is stored and maintained, as long as Borrower maintains availability under the Inventory Sublimit equal to at least three months' rent at such facility (currently totaling approximately $250,000).

         All Inventory is in all material respects of good and marketable quality, free from material defects.

         Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower's knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower's business. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank's right to sell any Collateral. Borrower shall provide written notice to Bank within thirty (30) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank's rights and remedies under this Agreement and the other Loan Documents.

         5.3 ACCOUNTS RECEIVABLE. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Account are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank's security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Account are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

         5.4 LITIGATION. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000) except for the following: (i) that certain complaint filed by John Rzezuski against R. H. Strasbaugh in the Massachusetts Superior Court for negligence and breach of implied warranty and (ii) that certain lawsuit filed against Borrower by the former Mrs. April Strasbaugh for the cost of capital repairs.

         5.5 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.6 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.7 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied, to the best of Borrower's knowledge, in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower's or any of its Subsidiaries' properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

         5.8 SUBSIDIARIES; INVESTMENTS. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.9 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a "Permitted Lien". Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

         5.10 USE OF PROCEEDS. Borrower shall use the proceeds of the Credit Extensions solely for the purposes specified in the EXIM Borrower Agreement, and Borrower will not use the proceeds of the EXIM Advances for any purpose prohibited by the EXIM Borrower Agreement.

         5.11 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

         6   AFFIRMATIVE COVENANTS
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         Borrower shall do all of the following:

         6.1 GOVERNMENT COMPLIANCE.

                   (a) Maintain its and all its Subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business.

                   (b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

         6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                   (a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred and twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion (including, without limitation, Windes & McClaughry);
(iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of

Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower's or another website on the Internet; (v) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of one hundred thousand Dollars ($100,000) or more; (vi) prompt notice of an event that materially and adversely affects the value of the intellectual property; (vii) within thirty (30) days after the beginning of each fiscal year of Borrower, budgets, sales projections and operating plans of Borrower for such fiscal year of Borrower; (viii) other financial information reasonably requested by Bank; and (ix) within thirty (30) days after the end of each fiscal quarter, copies of invoices representing at least ten percent (10%) of Borrower's Export-Related Accounts Receivable (as defined in the Exim Borrower Agreement (as defined in the Exim Agreement)) as shown on Borrower's aged listing of accounts receivable for such fiscal quarter and copies of purchase orders representing at least ten percent (10%) of Borrower's Export-Related Inventory as shown on Borrower's inventory report for such fiscal quarter.

                   (b) Within fifteen (15) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with (i) aged listings of accounts receivable and accounts payable (by invoice date) and (ii) perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment.

                   (c) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenants set forth in this Agreement.

                   (d) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits shall be conducted no more often than once every six (6) months unless a Default or an Event of Default has occurred and is continuing.

         6.3 INVENTORY; RETURNS. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower's customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

         6.4 TAXES; PENSIONS. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.9 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

         6.5 INSURANCE. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower's industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Except as otherwise provided in Section 2.1.5(c), proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, except as otherwise provided in
Section 2.1.5(c), (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Fifty Thousand Dollars ($50,000) with respect to any loss, but not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this
Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

         6.6 OPERATING ACCOUNTS.

                   (a) Maintain all of its and all of its Subsidiaries' operating and other deposit accounts and securities accounts with Bank and Bank's Affiliates which accounts shall represent at least 50% of the dollar value of Borrower's and such Subsidiaries accounts at all financial institutions.

                   (b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank's Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such.

         6.7 FINANCIAL COVENANTS.

                  Borrower shall maintain as of the last day of each month on a consolidated basis with respect to Borrower and its Subsidiaries:

                   (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 1.0 to 1.0.

                   (b) DEBT/NET WORTH RATIO. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than
0.60 to 1.0.

         6.8 PROTECTION OF INTELLECTUAL PROPERTY RIGHTS. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent. If Borrower (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower shall immediately provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower's intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for patents or for the registration of trademarks, servicemarks, copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Bank to perfect and maintain a first priority perfected security interest in such property.

         6.9 LITIGATION COOPERATION. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

         6.10 [INTENTIONALLY OMITTED]

         6.11 [INTENTIONALLY OMITTED]

         6.12 FURTHER ASSURANCES. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this Agreement.

         7   NEGATIVE COVENANTS
             ------------------

         Borrower shall not do any of the following without Bank's prior written consent:

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; and
(c) in connection with Permitted Liens and Permitted Investments.

         7.2 CHANGES IN BUSINESS, MANAGEMENT, CONTROL, OR BUSINESS LOCATIONS.
(a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) permit or suffer any Change in Control. Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower's assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

         7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         7.5 ENCUMBRANCE. Create, incur, allow, or suffer any Lien on any of the Collateral or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, except as is otherwise permitted in Section
7.1 hereof and the definition of "Permitted Lien" herein.

         7.6 MAINTENANCE OF COLLATERAL ACCOUNTS. Maintain any Collateral Account except pursuant to the terms of Section 6.6.(b) hereof.

         7.7 DISTRIBUTIONS; INVESTMENTS. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock (except that Borrower may pay dividends as provided for with respect to its 8% per annum Redeemable Convertible Preferred Stock previously issued and outstanding as of the Effective Date); and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000) per fiscal year; or
(b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

         7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         7.9 SUBORDINATED DEBT. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

         7.10 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

         8   EVENTS OF DEFAULT
             -----------------

         Any one of the following shall constitute an event of default (an "EVENT OF DEFAULT") under this Agreement:

         8.1 PAYMENT DEFAULT. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date. During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

         8.2 COVENANT DEFAULT.

                   (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, or 6.7 or violates any covenant in Section 7; or

                   (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

         8.3 MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

         8.4 ATTACHMENT. (a) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver;
(b) the service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank or any Bank Affiliate; (c) Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; or (d) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency, and the same under clauses (a) through (d) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period;

         8.5 INSOLVENCY (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

         8.6 OTHER AGREEMENTS. There is a default in any agreement to which Borrower or any Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a material adverse effect on Borrower's business;

         8.7 JUDGMENTS. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

         8.8 MISREPRESENTATIONS. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

         8.9 SUBORDINATED DEBT. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

         8.10 OMITTED.

         8.11 GOVERNMENTAL APPROVALS. Any Governmental Approval shall have been
(a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

         9   BANK'S RIGHTS AND REMEDIES
             --------------------------

         9.1 RIGHTS AND REMEDIES. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                   (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

                   (b) stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                   (c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

                   (d) terminate any FX Forward Contracts;

                   (e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank's security interest in such funds, and verify the amount of such account;

                   (f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                   (g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                   (h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

                   (i) place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

                   (j) demand and receive possession of Borrower's Books; and

                   (k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

         9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of Bank's security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         9.3 PROTECTIVE PAYMENTS. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.4 APPLICATION OF PAYMENTS AND PROCEEDS. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

         9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.6 NO WAIVER; REMEDIES CUMULATIVE. Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

         9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

         10   NOTICES
              -------

         All notices, consents, requests, approvals, demands, or other communication (collectively, "Communication") by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

                  If to Borrower:           Strasbaugh and R. H. Strasbaugh
                                            825 Buckley Road
                                            San Luis Obispo, CA  93401
                                            Attn:    Mr. Chuck Schillings
                                            Fax:     805-541-985
                                            Email:   CSCHILLINGS@STRASBAUGH.COM
                                            Attn:    Mr. Richard Nance
                                            Fax:     805-541-6425
                                            Email:   RNANCE@STRASBAUGH.COM

                  If to Bank:               Silicon Valley Bank
                                            5820 Canoga Avenue, Suite 210
                                            Woodland Hills, CA  91367
                                            Attn:    Vicky Regan
                                            Fax:     818-340-0395
                                            Email:   VREGAN@SVB.COM

         11   CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE
              --------------------------------------------------------------

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower's actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

         TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure ss.ss. 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure ss. 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

         12   GENERAL PROVISIONS
              ------------------

         12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights, and benefits under this Agreement and the other Loan Documents.

         12.2 INDEMNIFICATION. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, "CLAIMS") asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by Bank's gross negligence or willful misconduct.

         12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.5 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing and signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

         12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         12.8 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

         13   DEFINITIONS
              -----------

         13.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT" is any "account" as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

         "ACCOUNT DEBTOR" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

         "ADVANCE" or "ADVANCES" means an advance (or advances) under the Revolving Line set forth in this Agreement.

         "AFFILIATE" of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "AGREEMENT" is defined in the preamble hereof.

         "AVAILABILITY AMOUNT" is (a) the lesser of (i) the Revolving Line or
(ii) the Borrowing Base minus (b) the outstanding principal balance of any Advances. In addition to the foregoing, the total outstanding Obligations under this Agreement and under the Non-Exim Agreement shall not at any time exceed $7,500,000.

         "BANK" is defined in the preamble hereof.

         "BANK EXPENSES" are all audit fees and expenses, costs, and expenses (including reasonable attorneys' fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

         "BORROWER" is defined in the preamble hereof.

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, federal and state tax returns, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

         "BORROWING BASE" means (a) 90% of Eligible Accounts plus (b) the lesser of (the "Inventory Sublimit"): (i) 50% of the value of Borrower's Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) $2,000,000, as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral. Moreover, Borrower shall at all times ensure that the outstanding principal balance of the Credit Accommodations (as defined in the Exim Borrower Agreement) that is supported by Export-Related Inventory does not exceed sixty percent (60%) of the sum of the total outstanding principal balance of the Disbursements (as defined in the Exim Borrower Agreement). In addition to the foregoing, the total outstanding Obligations under the Inventory Sublimit under this Agreement and under the Non-Exim Agreement shall not at any time exceed $2,000,000.

         "BORROWING BASE CERTIFICATE" is that certain certificate in the form attached hereto as EXHIBIT C.

         "BORROWING RESOLUTIONS" are, with respect to any Person, those resolutions adopted by such Person's Board of Directors and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which Bank is closed.

         "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) Bank's certificates of deposit issued maturing no more than one (1) year after issue.

         "CHANGE IN CONTROL" means any event, transaction, or occurrence as a result of which (a) any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the "EXCHANGE ACT")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing twenty-five percent (25%) or more of the combined voting power of Borrower's then outstanding securities; or
(b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by the Board of Directors of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

         "CODE" is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

         "COLLATERAL" is any and all properties, rights and assets of Borrower described on EXHIBIT A.

         "COLLATERAL ACCOUNT" is any Deposit Account, Securities Account, or Commodity Account.

         "COMMODITY ACCOUNT" is any "commodity account" as defined in the Code with such additions to such term as may hereafter be made.

         "COMMUNICATION" is defined in Section 10.

         "COMPLIANCE CERTIFICATE" is that certain certificate in the form attached hereto as EXHIBIT D.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

         "CONTROL AGREEMENT" is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

         "CREDIT EXTENSION" is any Advance or any other extension of credit by Bank for Borrower's benefit.

         "CREDIT PARTY" means Borrower and its Subsidiaries.

         "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

         "CURRENT LIABILITIES" are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower's Total Liabilities that mature within one (1) year.

         "DEFAULT RATE" is defined in Section 2.3(b).

         "DEFERRED REVENUE" is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

         "DEPOSIT ACCOUNT" is any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

         "DESIGNATED DEPOSIT ACCOUNT" is Borrower's deposit account, account number _____________, maintained with Bank.

         "DOLLARS," "DOLLARS" and "$" each mean lawful money of the United
States.

         "EFFECTIVE DATE" is the date Bank executes this Agreement as indicated on the signature page hereof.

         "ELIGIBLE ACCOUNTS" means Accounts which arise in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Eligible Accounts shall not include:

         (a) Accounts for which the Account Debtor has not been invoiced;

         (b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

         (c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

         (d) Accounts with credit balances over ninety (90) days from invoice date;

         (e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

         (f) [intentionally omitted];

         (g) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

         (h) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

         (i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a "sale guaranteed", "sale or return", "sale on approval", "bill and hold", or other terms if Account Debtor's payment may be conditional;

         (j) Accounts for which the Account Debtor is Borrower's Affiliate, officer, employee, or agent;

         (k) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (l) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

         (m) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

         (n) Accounts which are not "Eligible Export-Related Accounts Receivable" (as defined in the Exim Borrower Agreement) and meet all standards for lending as set forth in the Exim Borrower Agreement.

         "ELIGIBLE INVENTORY" means, at any time, the aggregate of Borrower's Inventory that (a) consists of raw materials, parts and finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, packaging or shipping materials, or supplies;
(b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (e) is located at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or any location permitted under Section 7.2); and (f) is otherwise acceptable to Bank in its good faith business judgment and (g) constitutes "Eligible Export-Related Inventory" (as defined in the Exim Borrower Agreement) and meet all standards for lending as set forth in the Exim Borrower Agreement.

         "EQUIPMENT" is all "equipment" as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

         "ERISA" is the Employee Retirement Income Security Act of 1974, and its regulations.

         "EVENT OF DEFAULT" is defined in Section 8.

         EXIM DEFINITIONS: The terms "Exim Bank", "Exim Bank Policy", "Exim Borrower Agreement", "Exim Guaranty", "Exim Loan", "Non-Exim Loan", and "Non-Exim Agreement" have the meanings set forth in Section 4A.

         "FUNDING DATE" is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

         "GAAP" is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GENERAL INTANGIBLES" is all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

         "GOVERNMENTAL APPROVAL" is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

         "GUARANTOR" is any present or future guarantor of the Obligations.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

         "INITIAL AUDIT" is Bank's inspection of Borrower's Accounts, the Collateral, and Borrower's Books.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INVENTORY" is all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

         "INVESTMENT" is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

         "IP AGREEMENT" is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of the Effective Date.

         "LIEN" is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

         "LOAN AMOUNT" in respect of each Equipment Advance is the original principal amount of such Equipment Advance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

         "MATERIAL ADVERSE CHANGE" is (a) a material impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

         "OBLIGATIONS" are Borrower's obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower's duties under the Loan Documents.

         "OPERATING DOCUMENTS" are, for any Person, such Person's formation documents, as certified with the Secretary of State of such Person's state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

         "PAYMENT/ADVANCE FORM" is that certain form attached hereto as EXHIBIT
B.

         "PERFECTION CERTIFICATE" is defined in Section 5.1.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's Indebtedness to Bank under this Agreement and the other Loan Documents;

         (b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

         (c) Subordinated Debt;

         (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

         (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

         (f) Indebtedness secured by Permitted Liens;

         (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the Perfection Certificate and existing on the Effective Date;

         (b) (i) Cash Equivalents;

         (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

         (d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

         (e) Investments accepted in connection with Transfers permitted by
Section 7.1;

         (f) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $100,000 in the aggregate in any fiscal year;

         (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

         (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

         (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph [(i)] shall not apply to Investments of Borrower in any Subsidiary.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, PROVIDED that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

         (c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than $500,000 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, IF the Lien is confined to the property and improvements and the proceeds of the Equipment;

         (d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $50,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

         (e) Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

         (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

         (g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower's business, IF the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

         (h) non-exclusive license of intellectual property granted to third parties in the ordinary course of business;

         (i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7; and

         (j) Liens in favor of other financial institutions arising in connection with Borrower's deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, Borrower's consolidated, unrestricted cash and Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

         "REGISTERED ORGANIZATION" is any "registered organization" as defined in the Code with such additions to such term as may hereafter be made

         "REQUIREMENT OF LAW" is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER" is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

         "REVOLVING LINE" is an Advance or Advances in an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000).

         "REVOLVING LINE MATURITY DATE" is two years from the Effective Date.

         "SECURITIES ACCOUNT" is any "securities account" as defined in the Code with such additions to such term as may hereafter be made.

         "SUBORDINATED DEBT" is indebtedness incurred by Borrower subordinated to all of Borrower's now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

         "SUBSIDIARY" means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries MINUS (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, MINUS (b) Total Liabilities (exclusive of redeemable convertible preferred stock of Borrower, even if classified outside of equity).

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

         "TRANSFER" is defined in Section 7.1.

         "UNUSED REVOLVING LINE FACILITY FEE" is defined in Section 2.4(d).

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

STRASBAUGH

By_________________________________________
Name:______________________________________
Title:_____________________________________

R. H. STRASBAUGH

By_________________________________________
Name:______________________________________
Title:_____________________________________

BANK:

SILICON VALLEY BANK

By_________________________________________
Name:______________________________________
Title:_____________________________________


Effective Date:


                 [Signature page to Loan and Security Agreement]

                                    EXHIBIT A
                                    ---------

The Collateral consists of all of Borrower's right, title and interest in and to the following personal property:

         All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                    EXHIBIT B
                                    ---------

                        LOAN PAYMENT/ADVANCE REQUEST FORM
                        ---------------------------------

                DEADLINE FOR SAME DAY PROCESSING IS NOON P.S.T.*

Fax To:                                              Date: _____________________

-----------------------------------------------------------------------------------------------------------------------
LOAN PAYMENT:

                         STRASBAUGH AND R. H. STRASBAUGH
                         -------------------------------

From Account #___________________       To Account #____________________________
              (Deposit Account #)                         (Loan Account #)
Principal $______________________       and/or Interest $_______________________

AUTHORIZED SIGNATURE:______________________________  Phone Number:______________

Print Name/Title:__________________________________

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
LOAN ADVANCE:

Complete OUTGOING WIRE REQUEST section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #___________________       To Account #____________________________
                (Loan Account #)                       (Deposit Account #)

Amount of Advance $___________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

AUTHORIZED SIGNATURE:______________________________  Phone Number:______________

Print Name/Title:__________________________________

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

OUTGOING WIRE REQUEST:
COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE IS TO BE WIRED.
Deadline for same day processing is noon, P.S.T.

Beneficiary Name: _____________________________    Amount of Wire: $____________
Beneficiary Bank: _____________________________    Account Number:______________
City and State:________________________________
Beneficiary Bank Transit (ABA) #:______________  Beneficiary Bank Code (Swift, Sort, Chip, etc.): _____________________
                                                           (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank:_____________________________  Transit (ABA) #:_______________
For Further Credit to:__________________________________________________________

Special Instruction:____________________________________________________________

BY SIGNING BELOW, I (WE) ACKNOWLEDGE AND AGREE THAT MY (OUR) FUNDS TRANSFER
REQUEST SHALL BE PROCESSED IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND
CONDITIONS SET FORTH IN THE AGREEMENTS(S) COVERING FUNDS TRANSFER SERVICE(S),
WHICH AGREEMENTS(S) WERE PREVIOUSLY RECEIVED AND EXECUTED BY ME (US).

Authorized Signature:____________________________  2nd Signature (if required):________________________
Print Name/Title:________________________________  Print Name/Title:___________________________________
Telephone #:_____________________________________  Telephone #:________________________________________

-----------------------------------------------------------------------------------------------------------------------

----------------
* Unless otherwise provided for an Advance bearing interest at LIBOR.

                                       2





                                    EXHIBIT C
                                    ---------

                           BORROWING BASE CERTIFICATE

-------------------------------------------------------------------------------------------------------------
Borrower: Strasbaugh and R. H. Strasbaugh
Lender:  Silicon Valley Bank
Commitment Amount:         $_______________

ACCOUNTS RECEIVABLE
1.       Accounts Receivable (invoiced) Book Value as of ____________________                $_______________
2.       Additions (please explain on reverse)                                               $_______________
3.       TOTAL ACCOUNTS RECEIVABLE                                                           $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.       Un-invoiced Accounts                                                                $_______________
5.       Amounts over 90 days due                                                            $_______________
6.       Balance of 50% over 90 day accounts                                                 $_______________
7.       Credit balances over 90 days                                                        $_______________
8.       Concentration Limits                                                                $_______________
9.       Foreign Accounts                                                                    $_______________
10.      Governmental Accounts                                                               $_______________
11.      Contra Accounts                                                                     $_______________
12.      Promotion or Demo Accounts                                                          $_______________
13.      Intercompany/Employee Accounts                                                      $_______________
13A.      Accounts that do not meet requirements under Exim Borrower Agreement               $_______________
14.      Disputed Accounts                                                                   $_______________
15.      Deferred Revenue                                                                    $_______________
16.      Other (please explain on reverse)                                                   $_______________
17.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                $_______________
18.      Eligible Accounts (#3 minus #17)                                                    $_______________
19.      ELIGIBLE AMOUNT OF ACCOUNTS (90% of #18)                                            $_______________

INVENTORY
20.      Eligible Inventory Value as of _______________                                      $_______________
21.      Less Three Months' Rent [#20 minus #21]                                             $_______________
22.      ELIGIBLE AMOUNT OF INVENTORY (50% of #21)                                           $_______________

BALANCES
23. Maximum Loan Amount                                                                      $_______________
24. Total Funds Available [Lesser of #23 or (#19 plus #22)]                                  $_______________
25. Present balance owing on Line of Credit                                                  $_______________
26. Outstanding under Sublimits                                                              $_______________
27. RESERVE POSITION (#24 minus #25 and #26)                                                 $_______________

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THIS IS TRUE, COMPLETE AND CORRECT,
AND THAT THE INFORMATION IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE
REPRESENTATIONS AND WARRANTIES IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE
UNDERSIGNED AND SILICON VALLEY BANK.

                                                                     ----------------------------------
                                                                               BANK USE ONLY
COMMENTS:                                                            Received by: _____________________
                                                                                      AUTHORIZED SIGNER
                                                                     Date:   __________________________
By: ___________________________                                      Verified: ________________________
         Authorized Signer                                                            AUTHORIZED SIGNER
Date:__________________________                                      Date: ____________________________
                                                                     Compliance Status:    Yes      No
                                                                     ----------------------------------



                                       3

                                    EXHIBIT D
                                    ---------

                             COMPLIANCE CERTIFICATE

TO:  SILICON VALLEY BANK                                    Date:_______________
FROM:    STRASBAUGH AND R. H. STRASBAUGH
         -------------------------------

         The undersigned authorized officer of Strasbaugh and R. H. Strasbaugh ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

             REPORTING COVENANT                                REQUIRED                    COMPLIES
             ------------------                                --------                    --------

Monthly financial statements with                  Monthly within 30 days                   Yes No
Compliance Certificate
Annual financial statement (CPA Audited) + CC      FYE within 120 days                      Yes No
Board Approved Projections                         Within 30 days after beginning of FY     Yes No
10-Q, 10-K and 8-K                                 Within 5 days after filing with SEC      Yes No
Borrowing Base Certificate A/R & A/P Agings        Monthly within 15 days                   Yes No
Copies of Invoices and Purchase Orders             Quarterly within 30 days                 Yes No


The following Intellectual Property was registered after the Effective Date (if no registrations, state "None")
____________________________________________________________________________

             FINANCIAL COVENANT                                REQUIRED        ACTUAL      COMPLIES
             ------------------                                --------        ------      --------
 Maintain on a Monthly Basis:
 Minimum Quick Ratio                                           1.0:1.0         _____:1.0    Yes No
 Maximum Debt/Tangible Net Worth                               0.6:1.0         _____:1.0    Yes No

         The following financial covenant analyses and information set forth in
Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

         The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Strasbaugh                                    BANK USE ONLY
R. H. Strasbaugh
                                              Received by: _____________________
By:____________________________                                AUTHORIZED SIGNER
Name:__________________________               Date:  ___________________________
Title:_________________________
                                              Verified: ________________________
                                                               AUTHORIZED SIGNER
                                              Date:  ___________________________

                                              Compliance Status:      Yes     No

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE
                      ------------------------------------

                         FINANCIAL COVENANTS OF BORROWER
                         -------------------------------

Dated:   ____________________

         In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:   ____________________

I.       QUICK RATIO (Section 6.7(a))

Required:         1.0:1.00

Actual:

   A.    Aggregate value of the unrestricted cash and cash
         equivalents of Borrower and its Subsidiaries                 $_________

   B.    Aggregate value of the net billed accounts receivable of
         Borrower and its Subsidiaries                                $_________

   C.    Aggregate value of the Investments with maturities of fewer
         than 12 months of Borrower and it Subsidiaries               $_________

   D.    Quick Assets (the sum of lines A through C)                  $_________

   E.    Aggregate value of Obligations to Bank                       $_________

   F.    Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and not otherwise
         reflected in line E above that matures within one (1) year   $_________

   G.    Current Liabilities (the sum of lines E and F)               $_________

   H.    Quick Ratio (line D divided by line G)                       __________

Is line H equal to or greater than 1.0:1:00?

           ________ No, not in compliance            ________ Yes, in compliance

II. DEBT TO NET WORTH RATIO (Section 6.7(b))

Required:         0.60:1.00

Actual:

   A.    Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower's consolidated balance
         sheet, including all Indebtedness                            $_________

   B.    Aggregate value of Indebtedness of Borrower subordinated to
         Borrower's Indebtedness to Bank                              $_________

   C.    Debt (line A minus line B)                                   $_________

   D.    Aggregate value of total assets of Borrower and its
         Subsidiaries                                                 $_________

   E.    Aggregate value of goodwill of Borrower [and its
         Subsidiaries]                                                $_________

   F.    Aggregate value of intangible assets of Borrower [and its
         Subsidiaries]                                                $_________

   G.    Aggregate value of any reserves not already deducted from
         assets                                                       $_________

   H.    Value of line II.A.                                          $_________

   I.    Tangible Net Worth (line D minus line E minus line F minus
         line G minus line H)                                         $_________

   J.    Line I plus line B                                           $_________

   K.    Debt to Net Worth Ratio (line C divided by line J)           __________

Is line K equal to or greater than 0.60:1.00?

           ________ No, not in compliance            ________ Yes, in compliance